Exhibit 10.1

ACTIVISION, INC.

AMENDED AND RESTATED 2003 INCENTIVE PLAN

(Effective as of July 26, 2005)

ACTIVISION, INC., a corporation formed under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following Amended and Restated 2003 Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors, officers and/or employees of the Company and its subsidiaries by increasing their proprietary interest in the Company’s growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of share options (“Options”), grants of share appreciation rights, grants of Restricted Share Awards (hereafter defined), grants of Performance-Based Awards (hereafter defined), or any other award made under the Plan to those persons (each such person, a “Participant”) whose judgment, initiative and efforts are or have been or will be responsible for the success of the Company.

WHEREAS, the Activision, Inc. 2003 Incentive Plan (the “Original Plan”) was initially adopted by the Board of Directors on, and was effective on, April 29, 2003, but was not approved by the Company’s stockholders.  Although the Plan contemplates the issuance of “incentive stock options” as described below, because the Original Plan was not timely approved by the Company’s stockholders no such options will be issued under this Plan, and any purported grant of incentive stock options under this Plan will instead constitute a grant of nonqualified stock options (hereafter defined).

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.         Purpose.  The Purpose of the Plan is to assist the Company and its subsidiaries or affiliates in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and other employees of the Company and its subsidiaries or affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership or increased ownership of the Company’s shares of common stock, par value $.000001 per share (“Shares”).  For purposes of the Plan, the term “subsidiary” shall mean “subsidiary corporation,” as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and “affiliate” shall have the meaning set forth in Rule 12b-2 of the Securities and Exchange Commission (“SEC”), promulgated under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of the Plan, the term “Award” shall mean a grant of an Option, a grant of a share appreciation right, a grant of a Restricted Share Award, or any other award made under the terms of the Plan.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

2.1.         Number of Shares.  Subject to the adjustment provisions of Section 8.6 hereof, the aggregate number of Shares which may be issued under Awards under the Plan shall not exceed 18,000,000.  No Options to purchase fractional Shares shall be granted or issued under the Plan.  For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares issued or issuable under any Award granted under the terms of the Plan.

2.2.         Shares Subject to Terminated Awards.  Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan.   In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan.  Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of a Related SAR (as defined in Article 5, below) shall not again be available for the grant of Awards under the Plan.

2.3.         Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

2.4.         Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 7.6 hereof, and unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as a Performance-Based Award (as defined in Article 8, below), the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)           Options: The maximum aggregate number of Shares subject to Options granted in any one fiscal year of the Company (a “Fiscal Year”) to any one Participant shall be 1,500,000 Shares.

(b)           SARs: The maximum number of Shares subject to share appreciation rights granted in any one Fiscal Year to any one Participant shall be 1,500,000 Shares.

(c)           Restricted Shares or Restricted Share Units: The maximum aggregate grant with respect to Awards of Restricted Shares or Restricted Share Units in any one Fiscal Year to any one Participant shall be 1,500,000.

(d)           Performance-Based Awards:  The maximum aggregate Award of Performance-Based Awards (other than Options or share appreciation rights) that any one

Participant may receive in any one Fiscal Year shall be 1,500,000 Shares (if such Award is payable in Shares), or equal to the value of 1,500,000 Shares.  For this purpose, to the extent an Award is payable in cash or property other than Shares, then such Award shall be treated as payable in such number of Shares having a value equal to the value of the cash or property (other than Shares) payable under such Award, determined as of the earlier of the date of vesting or payout.

The above Annual Award Limits are intended to comply with Code Section 162(m) and the Treasury Regulations thereunder, and shall be applied and/or construed in such a way to ensure compliance with Code Section 162(m) and the Treasury Regulations thereunder.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.         Awards to Employees, Directors and Others.  Participants who receive (i) Options under Article 4 hereof or share appreciation rights under Article 5 (“Optionees”), and (ii) any other Awards granted under the Plan shall consist of such officers, employees, consultants, advisors, and directors (“Directors”)  of the Company or any of its subsidiaries or affiliates as the Committee (as defined in Section 3.2 below) shall select from time to time in its sole and absolute discretion.

3.2.         Administration.  (a) The Plan shall be administered by a committee or committees (the “Committee”) consisting of not fewer than two Directors as designated by the Directors.  The Directors may remove from, add members to, or fill vacancies in the Committee.  In determining the composition of any committee or subcommittee, the Directors or the Committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the SEC with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Exchange Act with respect to securities of the Company, (ii) Section 162(m) of the Code and (iii) the rules and regulations of the NASDAQ Stock Market (“NASDAQ”), but shall not be bound by such compliance.

(b)           Notwithstanding any other provision of this Plan, any Award to a member of the Committee must be approved by the Board of Directors (the “Board”) of the Company (excluding Directors who are also members of the Committee) to be effective.

(c)           The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members.

(d)           Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to determine the amount and/or number of Shares subject to an Award, to determine the terms of such Award (which terms need not be identical), to interpret the provisions of the Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and other Plan participants.

ARTICLE 4.

OPTIONS

4.1.         Grant of Options.  The Committee shall determine, within the limitations of the Plan, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, the time or times at which Options are exercisable, and all other terms of the Options, and shall designate such Options at the time of the grant as either incentive share options (“ISOs”) that satisfy the requirements of Section 422 of the Code or nonqualified share options (“NQOs”) not intended to satisfy those requirements; provided, however, that Options granted to employees of an affiliate (that is not also a subsidiary) or to non-employees of the Company may only be NQOs.

4.2.         Share Option Agreements; etc.  All Options granted pursuant to this Article 4 (a) shall be authorized by the Committee and (b) shall be evidenced in writing by share option agreements (“Share Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options that are intended to qualify as ISOs, are not inconsistent with Section 422 of the Code.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  To the extent that any Option does not qualify as an ISO (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate NQO.

4.3.         Option Price.  Except as otherwise provided herein, and subject to Section 4.4, the option exercise price per each Share purchasable under any Option shall not be less than 100% of the Fair Market Value of such Share on the date of the grant of such Option.

4.4.         Incentive Options.  Options granted under the Plan that are intended to be ISOs will be subject to the following additional terms:

(a)           Dollar limit.  To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of Shares with respect to which Options that would otherwise be ISOs are exercisable for the first time by an individual during any calendar year under the Plan (and any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or other amount allowed under Section 422 of the Code or the regulations promulgated thereunder), whether by reason of acceleration or otherwise, those Options will not be treated as ISOs.  In making this determination, Options will be taken into account in the order in which they were granted.

(b)           10% Shareholder.  If any employee to whom an ISO is to be granted is, on the date of grant, the owner of Shares (determined using the attribution rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary, then the following special provisions will apply to the option granted to that employee:

(i)            The Option price per Share of the stock subject to that ISO will not be less than 110% of the Fair Market Value of the Option Shares on the date of grant; and

(ii)           The Option will not have a term in excess of 5 years from the date of grant.

(c)           Term.  In no event will an ISO be exercisable after the expiration of 10 years from the date of grant of such Option.

(d)           Employees.  The class of employees eligible to receive ISOs is all employees of the Company or a parent or subsidiary.  ISOs may only be granted to employees of the Company or a parent or subsidiary.  For purposes of this Plan, “parent” has the meaning attributed to such term for purposes of Section 422(b) of the Code.

(e)           Transferability.  An ISO is not transferable by the employee to whom it is granted, other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, only by such employee.

4.5.         Other Provisions.  Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 7 hereof and any other applicable terms and provisions of the Plan.

ARTICLE 5.

SHARE APPRECIATION RIGHTS

5.1.         Grant and Exercise.  The Committee may provide share appreciation rights (i) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Related SAR”) or (ii) without regard to any Option or other Award (a “Freestanding SAR”;  Related SARs and Freestanding SARs are referred to collectively herein as “share appreciation rights”), in each case upon such terms and conditions as the Committee may establish, subject to Section 5.3, below, including the right to receive Shares as determined by the Committee in its sole discretion.  Subject to Section 9.13 below, (i) share appreciation rights may be granted only if Shares are traded on an established securities market at the date of grant, and (ii) share appreciation rights granted under this Plan shall be payable only in Shares.

5.2.         Upon the exercise of a Related SAR, the Option or part thereof to which such Related SAR is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

5.3.         Notwithstanding any other provision of this Plan to the contrary, with respect to a Related SAR granted in connection with an ISO: (a) the Related SAR will expire no later than the expiration of the underlying ISO; (b) the exercise of the Related SAR may not have economic and tax consequences more favorable than the exercise of the ISO followed by an immediate sale of the underlying Shares, and the value of the payout with respect to the Related SAR may be for no more than  100% of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Related SAR is exercised over the Option Price of the underlying ISO; (c) the Related SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option exercise price of the ISO; (d) the Related SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Related SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

ARTICLE 6.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

6.1.         Restricted Share Awards.  (a) Grant.  The Committee may grant to any Participant (i) Shares (together with cash dividend equivalents if so determined by the Committee, subject to the provisions of Section 409A of the Code, if applicable) (such Shares, “Restricted Shares”) and/or units which represent a conditional right to receive Shares, cash or a combination of Shares and cash in the future (such units, “Restricted Share Units”) in such amount and manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish.  A grant of Restricted Shares and/or Restricted Share Units made pursuant to this Article 6 is referred to as a  “Restricted Share Award.”  The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a “Restricted Share Agreement”) which shall contain provisions determined by the Committee and not inconsistent with this Plan.  The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or its affiliates as a condition precedent to the issuance of restricted stock.  Subject to Section 9.13 below, delivery of Shares pursuant to an Award of Restricted Share Units (or an Award of Restricted Shares) shall be made no later than 2-1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

(b)           Rights of Holders of Restricted Shares.  Beginning on the date of grant of the Restricted Shares and subject to execution of the Restricted Share Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

(c)           Rights of Holders of Restricted Share Units.  Unless the Committee otherwise provides in a Restricted Share Agreement, any Participant holding Restricted Share Units shall have no rights as a shareholder of the Company with respect to such Restricted Share Units.  The Committee may provide in the Restricted Share Agreement evidencing a grant of Restricted Share Units that the Participant holding such Restricted Share Units shall be credited with additional Restricted Share Units on account of any dividends paid after the date of the

Restricted Share Agreement and prior to delivery of Shares or cash pursuant to such Restricted Share Agreement, in a manner determined by the Committee in its sole discretion.

(d)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 6 to the contrary, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Share Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Share and/or Restricted Share Units) as the Committee shall deem appropriate.

ARTICLE 7.

GENERALLY APPLICABLE PROVISIONS

7.1.         Fair Market Value.  The “Fair Market Value” of a Share shall mean a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NASDAQ or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded.  In the event Shares are not publicly traded at the time a determination of their Fair Market Value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

7.2.         Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Optionee or by a Permitted Assignee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in Sections 8.5 and 8.6 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their then Fair Market Value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), (iii) if Shares are traded on a national securities exchange, the NASDAQ, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc., and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (iv)

through any other method specified in the Share Option Agreement, or with the consent of the Committee, any combination of (i), (ii), and (iii).  In connection with a tender of previously acquired Shares pursuant to clause (ii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

7.3.         Transferability.  Except as provided below, and except as otherwise authorized by the Committee in a Share Option Agreement with respect to an Optionee, no Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative.   NQOs and any Related SARs granted in tandem therewith are transferable (together and not separately) with the consent of the Committee by the Optionee or holder of such Related SAR (“Holder”), as the case may be, to any one or more of the following persons (each, a “Permitted Assignee”): (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” shall include all descendants whether natural or adopted) of such Optionee or Holder, as the case may be; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Optionee or Holder, as the case may be; (iii) an entity in which the Optionee or Holder or any Permitted Assignee thereof is a beneficial owner; or (iv) in the case of a transfer by an Optionee who is a non-employee director, another non-employee director of the Company; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Share Option Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Optionee or Holder shall remain bound by the terms and conditions of this Plan.  In the case of a transfer by a non-employee director to another non-employee director, the vesting and exercisability shall after such transfer be determined by reference to the service of the assignee, rather than the assignor.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 7.3.

7.4.         Termination of Employment.  The Committee will determine and set forth in each Share Option Agreement whether the Options granted in such Share Option Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that an Optionee ceases to be employed by or to provide services to the Company or an affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of an Optionee’s employment or services will be determined by the Committee, which determination will be final.

7.5.         Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Committee may not amend the Plan, without the approval of the Company’s shareholders, to increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 7.6 hereof).  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent, except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation.

7.6.         Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Options to violate the provisions of Section 409A of the Code; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.  In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a “Reorganization”), the Committee or the Board of Directors of the Company may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Reorganization) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award.  The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion.

7.7.         Change of Control.  The terms of any Award may provide in the Share Option Agreement, Restricted Share Agreement, or other document evidencing the Award, that upon a “Change of Control” of the Company (as that term may be defined therein), (i) Options (and share appreciation rights) immediately vest and become fully exercisable, (ii) restrictions on Restricted Shares lapse and the shares become fully vested, and (iii) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the applicable document evidencing such Award.  For purposes of this

Plan, a “Change of Control” shall mean an event described in the applicable document evidencing the Award or such other event as determined in the sole discretion of the Board of Directors of the Company.  The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and share appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the Participant or Holder, and such Participant or Holder shall receive, with respect to each Share subject to such Option or share appreciation right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option or share appreciation right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

7.8.         Employment Violation.  Each Share Option Agreement evidencing an Option granted hereunder shall include and be subject to the following terms:

(a)           The terms of this Section 7.8 shall apply to the Option if the Optionee is or shall become subject to an employment agreement with the Company.

(b)           If the Optionee materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Optionee (each an “Employment Violation”), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of the Option, if any, whether vested or unvested, and (ii) payment by the Optionee to the Company of the Recapture Amount (as defined below).  Such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate Optionee’s employment if not already terminated, seek injunctive relief and additional monetary damages.

(c)           “Recapture Amount” shall mean the gross gain realized or unrealized by the Optionee upon each exercise of his Option during the period beginning on the date which is twelve (12) months prior to the date of the Optionee’s Employment Violation and ending on the date of computation (the “Look-back Period”), which gain shall be calculated as the sum of:

(i)            if the Optionee has exercised any portion of his Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

(ii)           if the Optionee has exercised any portion of his Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following:  (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the

Company’s written notice of its exercise of its rights under this Section 7.8, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Optionee to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Optionee, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

With respect to any other Awards granted hereunder, the terms of any Restricted Share Agreement, share appreciation right or any other document evidencing an Award under the Plan, may include comparable provisions to those set forth in this Section 7.8.

7.9.         Other Provisions.  (a) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(b)           A Participant shall have no right as a shareholder until he or she becomes the holder of record.

(c)           The Committee’s designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

7.10.       Terms of Option Grant.  Notwithstanding anything in this Plan to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and the Committee has the discretion to modify the terms and conditions of an Option after grant as long as the rights of the Optionee are not impaired unless the Optionee otherwise consents, provided, however, that in no instance may the term of an ISO exceed the maximum term established pursuant to Section 4.4 above and provided, further, that no such modification may cause the Option to violate the provisions of Section 409A of the Code without the consent of the Optionee.

7.11.       Repricing of Options and Share Appreciation Rights.  Except as provided in Section 7.6 above, the exercise price of an Option or share appreciation right granted hereunder may not be reduced after such Option or share appreciation right has been granted to a Participant.

ARTICLE 8.

PERFORMANCE-BASED AWARDS

8.1.         General.  (a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as “performance-based compensation”(as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”).  Awards shall only qualify as Performance-Based Awards if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder).

(b)           Performance-Based Awards may be granted to Participants who are executive officers or key employees of the Company or a parent or subsidiary (“Key Employees”) at any time and from time to time, as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Key Employee.  Such Performance-Based Awards may take the form of, without limitation, cash, Shares or any combination thereof.

(c)           The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of such Performance-Based Awards that will be paid out to the Key Employees, and may attach to such Performance-Based Awards one or more restrictions.

8.2.         Other Awards.  Either the granting or vesting of Performance-Based Awards (other than Options or share appreciation rights) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 8.3 below.  With respect to such Performance-Based Awards:

(1)           the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Key Employees or class of Key Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2)           no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Key Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3)           after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

8.3.         Performance Measures.  The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

ARTICLE 9.

MISCELLANEOUS

9.1.         Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid as a result of (i) the grant of any Award, (ii) the exercise of an Option or share appreciation rights, (iii) the delivery of shares or cash, or lapse of any restrictions, in connection with Restricted Share Awards or (iv) any other event occurring pursuant to this Plan.  The Company or any subsidiary or affiliate thereof shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay withholding taxes, the Payee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Payee pursuant to the Plan having an aggregate Fair Market Value equal to the withholding taxes.

9.2.         Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee, Director or other individual at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee, Director, advisor or consultant.

9.3.         Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any subsidiary or affiliate of the Company.  Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

9.4.         Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

9.5.         Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

9.6.         Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her,” any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

9.7.         Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

9.8.         Effective Date of Plan; Termination of Plan.  The Original Plan was originally adopted by the Board of Directors on, and was effective on, April 29, 2003.  This Plan (as amended and restated) was adopted by the Board of Directors on July 26, 2005.  Awards may be granted under the Plan at any time and from time to time prior to April 28, 2013, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

9.9.         Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

9.10.       Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction.  The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine.  In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated.  To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action.  To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

9.11.       Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company, Optionees and Participants.

9.12        Indemnification. Each individual who is or shall have been a member of the Board, or a committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.13        Amendment to Comply with Applicable Law; Waiver of Code Section 409A Provisions.  It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code.  In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.  Notwithstanding the foregoing and notwithstanding anything in this Plan to the contrary, with respect to any Award to any Participant, the Committee may specifically waive any provision of this Plan that is intended to comply with Code Section 409A, including without limitation certain restrictions set forth in Sections 4.3, 5.1, 6.1, 7.6 and 7.10 hereof, and may grant Awards hereunder to such Participant that do not comply with Code Section 409A.